UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2016
___________________________________________
LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
____________________________________________

Delaware	001-33072	20-3562868

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190

(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
 (Former names or former addresses if changed since last report.)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On December 1, 2016, the Human Resources and Compensation Committee of our Board of Directors adopted an executive severance plan to replace the existing severance protection agreements between Leidos and our executive officers, effective January 1, 2017. The executive severance plan provides that if an executive officer is involuntarily terminated without cause or resigns for good reason (as defined in the plan) within a 24-month period following a change in control (or in certain circumstances, preceding a change in control), he or she will be entitled to receive all accrued salary and a pro rata bonus for the year of termination, plus the following amounts: (a) a single lump sum severance payment equal to one and-one-half times the sum of the executive officer’s then current salary (or if greater, the salary in effect within 180 days preceding termination) and target annual bonus amount for the year of termination; (b) a cash payment equal to the cost of 18 months of continuation coverage under the company’s health and welfare benefit plans; and (c) up to 12 months of outplacement counseling.
If an executive’s employment is involuntarily terminated by the company without cause in the absence of a change in control, the executive severance plan provides that he or she will be entitled to receive all accrued salary and a pro rata bonus for the year of termination, plus the following amounts: (a) a single lump sum severance payment equal to the executive officer’s then current salary; (b) a cash payment equal to the cost of 12 months of continuation coverage under the company’s health and welfare benefits; and (c) up to 6 months of outplacement counseling.
Participants are not entitled to receive any “gross up” payment to account for any excise tax that might be payable.
Item 8.01. Other Events.
We expect to hold our 2017 Annual Meeting of Stockholders on May 12, 2017, which is more than 30 days from the anniversary of our 2016 Annual Meeting of Stockholders. Accordingly, we are providing this information in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Stockholders who wish to have a proposal considered for inclusion in the company’s proxy materials for the 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposal is received by the company’s Secretary no later than the close of business on January 13, 2017, which the company has determined to be a reasonable time before it begins to print and send such proxy materials. Any such proposal and its proponent must satisfy all other applicable requirements of Rule 14a-8.

In order for stockholder proposals that are submitted outside of Rule 14a-8 under the Exchange Act and are intended to be considered by the stockholders at the 2017 Annual Meeting to be considered timely, the proposal must be received by the company’s Secretary no earlier than the close of business on January 12, 2017 and not later than the close of business on February 11, 2017.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.
By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President

Dated:  December 7, 2016